Exhibit 99.1

National & Retail Trades and First Call

For release: April 6, 2006 at 8:30 AM (EST)

KOHL'S CORPORATION REPORTS MARCH COMPARABLE STORE SALES
INCREASE OF 3.7%

MENOMONEE FALLS, WI, -- (Business Wire) – April 6, 2006 -- Kohl’s Corporation (NYSE: KSS) reported today that sales for the five-week period ended April 1, 2006 increased 12.7 percent over the five-week period ended April 2, 2005. On a comparable store basis, sales increased 3.7 percent.

For the nine weeks ended April 1, 2006, total sales increased 13.5 percent while comparable store sales increased 3.6 percent.

	Sales Summary ($ in millions)
	Fiscal Period Ended		% Inc. This Year
	April 1,	April 2,	All	Comp
	2006	2005	Stores	Stores

March	$ 1,229.7	$ 1,091.4	12.7%	3.7%
YTD	$ 2,048.3	$ 1,804.1	13.5%	3.6%

On April 1, 2006, the Company operated 741 stores in 41 states, compared with 652 stores in 40 states at the same time last year.

The Company celebrates the grand opening of eight new stores today, including its entry into the Portland, OR market with four stores.

Comments regarding the Company’s sales results will be provided in a pre-recorded telephone message.  This message is accessible by calling (630) 652-3100 and will be available for 36 hours, from Thursday, April 6 at 8:30 AM Eastern Time until Friday, April 7, at 8:30 PM Eastern Time.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described in Item 1A in Kohl’s annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Vice President – Public Relations, (262) 703-1464